SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC 20549



                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
  October 3,  1995



              AMERICAN INDUSTRIAL PROPERTIES REIT
     (Exact name of registrant as specified in its charter)


            Texas              1-9016             75-6335572
(State  or  Other  Jurisdiction) (Commission  File  Number)
(I.R.S. Employer Identification of Incorporation Number)

6220 North Beltline, Suite 205, Irving,Texas   75063
                                             (zip code)
    (Address of principal executive
                offices)

             (214) 550-6053
    (Registrant's telephone number,
          including area code)






Item 5.  Other Events

       Effective September 29, 1995, the Registrant's Trust Managers adopted the Registrant's Fourth Amended and Restated Bylaws (the "Bylaws") to reflect the adoption of the revised Texas Real Estate Investment Trust Act (the "Texas REIT Act") (amended as of September 1, 1995), to conform the Bylaws to the Texas REIT Act and to provide for certain notice requirements in connection with nomination of Trust Managers and other matters to be brought before the shareholders. The following is a summary of material changes adopted by the Trust Managers.

     The Bylaws have been amended to provide that no business may be transacted at an annual meeting of shareholders unless properly brought before the meeting by the Trust Managers or a shareholder. For business to be properly brought before an annual meeting by a shareholder, Section 2.5 provides that such shareholder must give notice in writing to the Registrant in the proper form and during a specified time period prior to the annual meeting of shareholders.

      The Bylaws have also been amended to provide that only persons who have been properly nominated may be elected as Trust Managers. For a nomination by a shareholder to be proper,
Section 3.4 provides that such shareholder must give notice in writing to the Registrant in the proper form and during a specified time period prior to the annual meeting of shareholders.

      Article XI of the Bylaws has been amended to provide that shareholder amendments to provisions regarding nomination and election of Trust Managers, filling of Trust Manager vacancies, notice of shareholder proposals and limitations on transfer and ownership of shares, will require the affirmative vote of two-thirds of the outstanding shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

                    3.1  Fourth Amended and Restated Bylaws.
                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN INDUSTRIAL PROPERTIES REIT




                          \s\ Charles W. Wolcott
                              President and Chief Executive Officer
DATE:  October 3, 1995


                       Index to Exhibits

                                                     Sequentially
Exhibit No.            Description                   Numbered Page

 *3.1               Fourth Amended and Restated Bylaws





  * Filed herewith.


                                                      Exhibit 3.1